Exhibit 10.32

SECOND AMENDMENT TO TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is entered into by and between KMG-BERNUTH, INC., a Delaware corporation (hereinafter referred to as “Borrower”) and SOUTHTRUST BANK, an Alabama banking corporation, successor by conversion to SouthTrust Bank, National Association (hereinafter referred to as “Bank”) as of the 5th day of December, 2003.

W I T N E S S E T H:

WHEREAS, Borrower and Bank are parties to that certain Term Loan Agreement dated as of June 26, 1998, as amended by that certain First Amendment to Term Loan Agreement dated as of December 30, 2002 (as so amended and as hereby amended, the “Loan Agreement”), whereby Borrower became indebted to Bank for a term loan (the “Term Loan”) made by Bank to Borrower in the original principal amount of $6,000,000.00 and thereafter amended to a principal amount of $5,050,000.00; and

WHEREAS, Borrower’s payment and performance obligations in connection with the Term Loan are evidenced by that certain Term Note dated as of June 26, 1998, as amended by that certain First Amendment to Term Note dated as of January 8, 2002, and as amended and restated by that certain Amended and Restated Promissory Note dated as of December 30, 2002 (together with any and all amendments thereto, the “Term Note”); and

WHEREAS, Borrower has requested that the Bank make available to Borrower an additional sum of up to Six Million and No/100 Dollars ($6,000,000.00) on a term loan basis as a second term loan, and the Bank is willing to do so upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, Borrower and the Bank have agreed as to certain amendments of the Loan Agreement, which amendments are specifically set forth below.

NOW, THEREFORE, in consideration of the sum of One and No/100 Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)                                  Section 1.1 is hereby amended to add the following definitions as defined terms:

“Compliance Certificate” means the Compliance Certificate in the form of Exhibit “E” hereto, to be furnished by the Borrower to the Bank pursuant to Section 6.1(B)(3) hereof.

“Coverage Ratio” means, for any period, the ratio of (i) the principal amount of all bank debt and capitalized lease obligations (excluding any prepayments or principal at maturity) of Borrower and Guarantor as of the end of the applicable period, to (ii) the sum of EBITDA for the Borrower and Guarantor for the preceding four (4) fiscal quarters.

“EBITDA” means, for any period, the income (or deficit) from all operations of the Borrower before any deduction for the following items during such period:  (i) the interest charges paid or accrued (including imputed interest on lease

(capital or operating) obligations, but excluding amortization of debt discount and expense), (ii) Income Taxes, and (iii) any amounts in respect of depreciation and amortization.

“Income Taxes” means any income, profit, franchise, corporate, capital stock or other tax based upon or measured by the income of Borrower, including any liability for income taxes of direct or indirect individual owners of Borrower or direct or indirect entity members of Borrower because of pass through of income taxes to the individual owners.

“Term Loan Guaranty” means the Guaranty of Payment, dated as of June 26, 1998, executed by the Guarantor in favor of the Bank, guaranteeing the payment and performance to the Bank of the Borrower’s obligations hereunder relating to the Term Loan, as amended or modified from time to time.

“Term Loan No. 2” means the aggregate unpaid principal balance from time to time of the loan made to the Borrower pursuant to Section 2A.1 of this Agreement.

“Term Loan No. 2 Guaranty” means the Guaranty of Payment, dated as of December 5, 2003, executed by the Guarantor in favor of the Bank, guaranteeing the payment and performance to the Bank of the Borrower’s obligations hereunder relating to the Term Loan No. 2, as amended or modified from time to time.

“Term Note No. 2” means the promissory note, in substantially the form of Exhibit “D” to this Agreement, dated as of December 5, 2003, made by the Borrower to evidence the Borrower’s obligation to repay the Term Loan No. 2 and the interest thereon, and includes any amendment to or modification of such note and any promissory note given in extension or renewal of, or in substitution for, such note.

“Term Rate No. 2” is defined in Section 2A.4(A) of this Agreement.

(b)                                 Section 1.1 is hereby amended by deleting the definitions of “Guaranty”, “Loan”, “Loan Documents”, “Loan Fee”, “Note”, “Obligations”, “Participant”, and “Security Agreement”, each as defined therein, in their entirety and substituting the following new definitions in lieu thereof:

“Guaranty” means, singularly and collectively, the Term Loan Guaranty and the Term Loan No. 2 Guaranty.

“Loan” means, singularly and collectively, the Term Loan and the Term Loan No. 2.

“Loan Fee” means any and all loan fees at any time charged by the Bank to the Borrower in connection with the Loan, including, without limitation, a fee of $10,000.00 paid by Borrower to paid concurrently with the execution of this Agreement, a fee of $19,100.00 paid by the Borrower to the Bank concurrently with the execution of the First Amendment to Term Loan Agreement, and a fee of $45,000.00 payable by the Borrower to the Bank concurrently with the execution of the Second Amendment to Term Loan Agreement.

“Loan Documents” means this Agreement, each Note, each Security Agreement, each Guaranty, and any and all other agreements, documents and instruments of any kind executed or delivered in connection with, or evidencing, securing, guaranteeing or relating to, any Loan, whether heretofore, simultaneously herewith or hereafter delivered, together with any and all extensions, revisions, modifications or amendments at any time made to any of the foregoing.

“Note” means, singularly and collectively, the Term Note and the Term Note No. 2.

“Obligations” means the obligations of Borrower:

(A)                              To pay the principal of and interest on each Note in accordance with the respective terms thereof and to satisfy all of Borrower’s other liabilities to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any and all extensions, modifications, and renewals thereof and substitutions therefor;

(B)                                To repay to the Bank all amounts advanced by the Bank hereunder, under any of the other Loan Documents or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties,  mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to or maintenance or storage of, any of the Collateral; and

(C)                                To reimburse the Bank, on demand, for all of the Bank’s expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B).

“Participant” means any bank, financial institution, Affiliate of the Bank, or other entity which purchases an interest in any Note from the Bank.

“Security Agreement” means, singularly and collectively, each and every document and instrument heretofore, simultaneously herewith, or hereafter executed or delivered by Borrower in favor of Bank, granting Bank a security interest in any property or collateral of Borrower in order to secure Borrower’s payment of any indebtedness owed to Bank or performance of any obligations owed to Bank, whether under any Note or any of the other Loan Documents, including, but not limited to, that certain Security Agreement executed by Borrower in favor of Bank dated as of December 30, 2002, as amended by that certain First Amendment to Security Agreement dated as of December 5, 2003, that certain Purchase Money Security Agreement executed by Borrower in favor of Bank dated as of June 26, 1998, and that certain Security Agreement executed by Borrower in favor of Bank dated as of August 1, 1996, together with any and all modifications or amendments at any time made to any of said documents or instruments.

(c)                                  All other capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement, unless otherwise specifically defined herein.

2.                                       The Loan Agreement is hereby amended by adding the following as a new Article II(A) thereto:

ARTICLE II(A).

2A.                             THE TERM LOAN NO. 2

2A.1                       General Terms.  Subject to the terms hereof, the Bank will lend the Borrower the principal sum of Six Million and No/100 Dollars ($6,000,000.00) on a term basis.

2A.2                       Disbursement of the Term Loan No. 2.  The Bank will credit the proceeds of the Term Loan No. 2 to the principal deposit account of the Borrower with the Bank, or in such other manner as the Borrower and the Bank may agree.

2A.3                       The Term Note No. 2.  The Borrower’s obligation to repay the Term Loan No. 2 shall be evidenced by the Term Note No. 2.

2A.4                       Term Loan No. 2 Interest Rate and Payment of Interest.

(A)                              Interest on the Term Loan No. 2 shall be calculated and paid at such rate(s) and on such date(s) as provided in the Term Note No. 2 (the rate of interest as may from time to time be accruing under the Term Note No. 2 being herein referred to as the “Term Rate No. 2”).

(B)                                If, at any time, the Term Rate No. 2 shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable laws, then, for such time as the Term Rate No. 2 would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws, and any excess interest actually collected by the Bank shall be credited as a partial prepayment of principal.

2A.5                       Payments of Principal.  Borrower shall make to Bank such payments of principal on the Term Loan No. 2 as are required by the terms of the Term Note No. 2.

2A.6                       Payment to the Bank.  All sums payable to the Bank hereunder shall be paid directly to the Bank in United States Dollars and in immediately available funds at the place payment is due.  If the Bank shall send the Borrower statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within ninety (90) days of its receipt of any statement which it deems to be incorrect.

2A.7                       Use of Proceeds of Term Loan No. 2.  The proceeds of the Term Loan No. 2 shall be used by the Borrower solely to provide financing for the purchase of the assets of the pentachlorophenol business owned by Wood Protection Products, Inc.

3.                                       Article III of the Loan Agreement is hereby amended by deleting Sections 3.2 thereof in its entirety and substituting the following new Section 3.2 in lieu thereof:

3.2                                 Certain Events.  At the time of disbursement of each Loan:

(A)                              No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage or time or both, would be an Event of Default;

(B)                                No material adverse change shall have occurred in the financial condition of the Borrower since the date of this Agreement;

(C)                                All of the Loan Documents shall have remained in full force and effect;

(D)                               The Borrower shall have paid any Loan Fee then due and payable.

4.                                       Article III of the Loan Agreement is hereby amended by deleting Sections 3.3 thereof in its entirety and substituting the following new Section 3.3 in lieu thereof:

3.3                                 Legal Matters.  At the time of disbursement of each Loan, all legal matters incidental thereto shall be satisfactory to Sirote & Permutt, P.C., counsel to the Bank.

5.                                       Article V of the Loan Agreement is hereby amended by deleting Section 5.8 thereof in its entirety and substituting the following new Section 5.8 in lieu thereof:

5.8                                 Environmental Matters.  Neither any property of the Borrower nor Borrower is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any remedial obligations under any applicable laws, rules or regulations pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), and the Superfund Amendments and Reauthorization Act of 1986, as amended (“SARA”), or any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of human health and the environment, and there are no facts, conditions or circumstances known to Borrower which could result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable governmental authority, and Borrower will promptly notify Bank if Borrower becomes aware of any such facts, conditions or circumstances or any such investigation or inquiry; Borrower has obtained any and all permits, licenses, or similar authorizations necessary to construct, repair, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with any of Borrower’s property constructed or to be constructed by reason of any environmental laws, statutes, ordinances, rules or regulations and is in full compliance with the terms and conditions of such permits, licenses, or similar authorizations; no oil, toxic or hazardous substances, or toxic or hazardous wastes have been used, stored, generated or otherwise handled at any of Borrower’s property except in quantities customary and necessary for the intended use of such property, including but not limited to cleaning supplies, insecticides, paints, paint removers, toner for copiers, etc., provided the use, storing or handling of such amounts is in compliance with all applicable federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of human health and the environment; and no oil, toxic or hazardous substances, toxic or hazardous wastes, or solid wastes have been disposed of or released on any of Borrower’s property, and Borrower covenants and agrees that it will not cause there to be, and will use its best efforts to prevent, any violation of CERCLA, RCRA and/or SARA and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of human health and the environment in connection with the ownership and/or use of any of Borrower’s property by the Borrower or any tenant of any of Borrower’s property, including any violation arising from the disposal or release of oil, toxic or hazardous substances, toxic or hazardous wastes, or solid wastes on any such property (the terms “hazardous substance,” “hazardous waste,” and “release” shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal”, “dispose” or “disposed” shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein).  Borrower hereby further covenants and agrees that it will take all reasonable steps necessary to avoid liability under CERCLA, including (1) taking reasonable steps to stop and prevent any future continuing releases of pollutants which would subject the Borrower or others associated with any of Borrower’s property to CERCLA liability, (2) granting access for and fully cooperating with the performance of environmental response actions by others on or about any of Borrower’s property, and (3) complying with any applicable use restrictions imposed upon any of Borrower’s property due to environmental conditions.  Notwithstanding anything to the contrary herein, Borrower shall indemnify, defend and hold Bank harmless from and against any fines, charges, claims, demands, penalties, liability (including strict liability), damages, losses, expenses (including, without limitation, legal expenses, consultant fees and laboratory fees), fees, attorney fees and costs incurred by Bank in the event the Borrower or any of Borrower’s property (whether or not due to any fault of Borrower) is hereafter determined to be in violation of any environmental laws, statutes, ordinances, rules or regulations applicable thereto (excluding, however, any conditions caused by materials placed on any of Borrower’s property following foreclosure or acceptance by Bank of a deed in lieu of foreclosure), and this indemnity shall survive any foreclosure or deed in lieu of foreclosure and repayment of the Loan.

6.                                       Section 6.1 of the Loan Agreement is hereby amended by deleting Subsection (A) thereof in its entirety and substituting the following new Subsection (A) in lieu thereof:

(A)                              The Borrower will use the proceeds of the Term Loan only for the purposes set forth in Section 2.7, will use the proceeds of Term Loan No. 2 only for the purposes set forth in Section 2A.7, and will furnish the Bank such evidence as it may reasonably require with respect to such uses.

7.                                       Section 6.1 of the Loan Agreement is hereby amended by deleting Subsection (B) thereof in its entirety and substituting the following new Subsection (B) in lieu thereof:

(B)                                The Borrower will furnish, or cause to be furnished, the Bank:

(1)                                  Within forty-five (45) days after the close of each calendar month (a) an income statement of the Borrower for such period and (b) a balance sheet of the Borrower as of the end of such period, adjusted to U.S. Dollars, all in reasonable detail with Bank having full access to all supporting schedules and comments, subject to year-end audit adjustments, and certified by the Borrower’s president or principal financial officer to have been prepared in accordance with Generally

Accepted Accounting Principles consistently applied by the Borrower, except for any inconsistencies explained in such certificate;

(2)                                  Within one hundred twenty (120) days after the close of each fiscal year (a) a statement of Stockholders’ Equity and a statement of cash flows of the Borrower for such fiscal year, (b) an income statement of the Borrower for such fiscal year, and (c) a balance sheet of the Borrower as of the end of such fiscal year; adjusted to U. S. Dollars, all in reasonable detail, including all supporting schedules and comments; and certified by the Borrower’s president or principal financial officer to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by the Borrower, except for any inconsistencies explained in such certificate;

(3)                                  Contemporaneously with each monthly and year-end financial report required by the foregoing paragraphs, a Compliance Certificate of the principal financial officer of the Borrower stating that, to the best of his knowledge, the Borrower has observed and performed each and every undertaking contained in this Agreement and is not at the time in default in the observance or performance of any of the terms and conditions hereof or, if the Borrower shall be so in default, specifying all such defaults and events of which he may have knowledge;

(4)                                  Monthly, within forty-five (45) days after the end of the prior month, and at such other times as the Bank may request, a Collateral Report (as required by, and as defined in, the Revolving Loan Agreement) for the immediately preceding month, certified to be correct by the president or controller of the Borrower.

(5)                                  Within forty-five (45) days after the close of each calendar month (a) a consolidated income statement of the Guarantor such period and (b) a consolidated balance sheet of the Guarantor as of the end of such period, adjusted to U.S. Dollars, all in reasonable detail with Bank having full access to all supporting schedules and comments, subject to year-end audit adjustments, and certified by the Guarantor’s president or principal financial officer to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by the Guarantor, except for any inconsistencies explained in such certificate;

(6)                                  Within one hundred twenty (120) days after the close of each fiscal year (a) a consolidated statement of Stockholders’ Equity and a consolidated statement of cash flows of the Guarantor for such fiscal year, (b) a consolidated income statement of the Guarantor for such fiscal year, and (c) a consolidated balance sheet of the Guarantor as of the end of such fiscal year; adjusted to U. S. Dollars, all in reasonable detail, including all supporting schedules and comments; the statements and balance sheets to be audited by an independent certified public accountant selected by the

Guarantor and acceptable to the Bank, and certified by such accountants to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by the Guarantor, except for any inconsistencies explained in such certificate; the Bank shall have the right, from time to time, to discuss the Guarantor’s affairs directly with the Guarantor’s independent certified public accountant after notice to the Guarantor and opportunity of the Guarantor to be present at any such discussions;

(7)                                  Promptly after sending or making available or filing of the same, copies of all reports, proxy statements and financial statements that the Borrower or Guarantor sends or makes available to its stockholders and all registration statements and reports that the Borrower or Guarantor files with the Securities and Exchange Commission or any successor Person, including, without limitation, the delivery to Bank of all Form 10-Qs within sixty (60) days of the end of each fiscal quarter and all Form 10-Ks within one hundred twenty (120) days of the end of each fiscal year.

8.                                       Section 6.1 of the Loan Agreement is hereby amended by deleting Subsection (F) thereof in its entirety and substituting the following new Subsection (F) in lieu thereof:

(F)                                 The Borrower will maintain during the term of this Agreement (determined on a consolidated basis with the Guarantor):

(1)                                  Tangible Net Worth of, at minimum: (a) $8,700,000.00 as of July 31, 2004; (b) $11,000,000.00 as of July 31, 2005; (c) $15,000,000.00 as of July 31, 2006; and (d) $17,000,000.00 as of July 31, 2007, and at all times thereafter.

(2)                                  A Fixed Charge Coverage of not less than 1.25 to 1.0 as of April 30, 2004, and at any time thereafter; such Fixed Charge Coverage to be measured quarterly based on a rolling four-quarter basis.

(3)                                  A ratio of Liabilities to Tangible Net Worth of not more than: (a) 2.0 to 1.0 as of July 31, 2004; (b) 1.65 to 1.0 as of July 31, 2005; and (c) 1.25 to 1.0 as of July 31, 2006, and at all times thereafter.

(4)                                  A Coverage Ratio of not greater than: (a) 2.25 to 1.0 as of July 31, 2004; (b) 1.75 to 1.0 as of October 31, 2004, and through July 31, 2005; and (c) 1.5 to 1.0 as of October 31, 2005, and at all times thereafter; said Coverage Ratio to be measured quarterly based on a rolling four-quarter basis.

9.                                       Section 7.1 of the Loan Agreement is hereby amended by deleting Subsection (A) thereof in its entirety and substituting the following new Subsection (A) in lieu thereof:

(A)                              The Borrower shall fail to pay any installment of principal or interest or fee payable hereunder or under any Note within ten (10) days of the due date thereof.

10.                                 Section 7.1 of the Loan Agreement is hereby amended by deleting Subsection (J) thereof in its entirety and substituting the following new Subsection (J) in lieu thereof:

(J)                                   The validity or enforceability of this Agreement, any Note, or any of the other Loan Documents shall be contested by the Borrower or the Guarantor and/or Borrower or Guarantor shall deny that such party has any or further liability or obligation hereunder or thereunder.

11.                                 Section 7.1 of the Loan Agreement is hereby amended by adding thereto the following new Subsections (N) and (O) as additional Events of Default:

(N)                               If all tangible assets purchased from Wood Protection Products, Inc. are not located or, in the case of motor vehicles, principally garaged, at Borrower’s place of business in Tuscaloosa, Alabama, by March 31, 2004.

(O)                               If all title vehicles are not re-titled in Borrower’s name in the State of Alabama with the Bank’s lien noted thereon by March 31, 2004.

12.                                 Article VIII of the Loan Agreement is hereby amended by deleting Section 8.4 thereof in its entirety and substituting the following new Section 8.4 in lieu thereof:

8.4                                 Enforcement and Waiver by the Bank.  The Bank shall have the right at all times to enforce the provisions of this Agreement, each Note, and each of the other Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times.  The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.  All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

13.                                 Article VIII of the Loan Agreement is hereby amended by deleting Section 8.5 thereof in its entirety and substituting the following new Section 8.5 in lieu thereof:

8.5                                 Expenses of the Bank.  The Borrower will, on demand, reimburse the Bank for all expenses, including the fees and expenses of legal counsel for the Bank, incurred in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the other Loan Documents and the collection or attempted collection of any Loan and any Note.

14.                                 Section 8.10 of the Loan Agreement is hereby amended by deleting Subsection (B) thereof in its entirety and substituting the following new Subsection (B) in lieu thereof:

(B)                               THE BORROWER AND THE BANK HEREBY:

(1)                                 IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM OF ANY TYPE AS TO ANY MATTER ARISING DIRECTLY OR INDIRECTLY OUT OF OR WITH RESPECT TO

THIS AGREEMENT, ANY NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH; AND

(2)                                 AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY OF ANY KIND WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

15.                                 Article VIII of the Loan Agreement is hereby amended by deleting Section 8.13 thereof in its entirety and substituting the following new Section 8.13 in lieu thereof:

8.13                           Severability.  If any provision of this Agreement, any Note, or any of the other Loan Documents shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement or such other instrument or agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

16.                                 The Loan Agreement is hereby amended by adding as Exhibit “D” thereto the attached Exhibit “D”, which provides the form of the Term Note No. 2.

17.                                 The Loan Agreement is hereby amended by adding as Exhibit “E” thereto the attached Exhibit “E”, which provides the form of the Compliance Certificate.

18.                                 Borrower represents and warrants to the Bank that as of the date hereof:  (a) all representations and warranties given by the Borrower in Article V of the Loan Agreement are true and correct, except to the extent affected by this Amendment; and (b) the Borrower is in full compliance with all of the covenants of the Borrower contained in Article VI of the Loan Agreement, except to the extent affected by this Amendment.  The Borrower further represents that the Borrower has full power and authority to enter into this Amendment and to consummate the transactions contemplated hereby, and the Borrower agrees to pay directly, or reimburse the Bank for, all reasonable expenses, including the reasonable fees and expenses of legal counsel, incurred in connection with the preparation of the documentation to evidence this Amendment and any documents executed in connection herewith.

19.                                 Except as may be modified or waived by the Bank, in its sole discretion, the effectiveness of this Amendment shall be subject to full and complete satisfaction of the following conditions:

(a)                                  Payment of Fees and Expenses.  Bank shall have received from Borrower payment of the additional Loan Fee in the amount of $45,000.00 and all other fees and expenses required by the Loan Agreement, as further amended by this Amendment, and any of the other Loan Documents then due.

(b)                                 Term Note No. 2.  The Bank shall have received the Term Note No. 2, duly executed and delivered by the Borrower.

(c)                                  Borrower’s Resolutions.  The Bank shall have received from Borrower resolutions of the Borrower’s board of directors, in a form satisfactory to Bank, authorizing the Borrower to enter into the transactions contemplated by this Amendment.

(d)                                 Term Loan No. 2 Guaranty.  The Bank shall have received the Term Loan No. 2 Guaranty, in a form satisfactory to Bank, duly executed and delivered by the Guarantor.

20.                                 Except as expressly modified by this Amendment, the parties agree that:

(a)                                  In all other respects, all the terms, conditions, obligations and provisions of the Loan Agreement shall be unchanged and remain the same and in full force and effect, and all terms of the Loan Agreement, as herein modified, are expressly ratified and confirmed in all respects; and

(b)                                 In the event that there shall be any conflict between the terms of this Amendment and any of the terms of any of the other Loan Documents not amended concurrently herewith, the terms and provisions of this Amendment shall govern and each of such other Loan Documents are deemed automatically amended and modified without any further action upon the execution and delivery of this Amendment.

(c)                                  In the event that there shall be any conflict between the amendments contained in Paragraphs 6 and 7 of this Amendment with any of the terms of the Revolving Loan Agreement, the terms and provisions of Paragraphs 6 and 7 of this Amendment shall govern and the Revolving Loan Agreement is hereby automatically amended and modified without any further action upon the execution and delivery of this Amendment.

21.                                 Borrower hereby acknowledges that the preparation, negotiation, execution and delivery of this Amendment have been completed on an expedited basis, in order to accommodate Borrower’s purchase of certain assets from Wood Protection Products, Inc. in a timely fashion.  Borrower agrees to undertake any additional action, to execute and deliver to Bank any additional document and to cooperate fully with Bank as may be reasonably required to address and resolve, to Bank’s sole satisfaction, any issue or concern of Bank.

22.                                 The undersigned KMG Chemicals, Inc. (the “Guarantor”), executes this Amendment to expressly evidence its assent to all the terms of this Amendment, and to further acknowledge and agree that the Guaranty of Payment dated as of June 26, 1998 (the “Guaranty”), delivered by it to the Bank remains in full force and effect and that the “Obligations” of the Guarantor as the “Guarantor” under the Guaranty shall include, without limitation, all obligations of the Borrower under the Loan Agreement, as amended by this Amendment.

23.                                 This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.  Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document.

SIGNATURES FOLLOW ON SEPARATE PAGES

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized officers effective as of the day and year first above written.

BORROWER:

KMG-BERNUTH, INC.

		By:	/s/
		Its:	Vice President and Chief Financial Officer

STATE OF TEXAS	)
COUNTY OF HARRIS	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John V. Sobchak, whose name as Vice President and Chief Financial Officer of KMG-Bernuth, Inc., a Delaware corporation, is signed to the foregoing Second Amendment to Term Loan Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 5th day of December, 2003.

/s/	(SEAL)
Notary Public
My Commission Expires:

BANK:

SOUTHTRUST BANK

		By:	/s/
		Its:	Group Vice President

STATE OF ALABAMA	)
COUNTY OF JEFFERSON	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Alan T. Drennen, III, whose name as Group Vice President of SouthTrust Bank, an Alabama banking corporation, is signed to the foregoing Second Amendment to Term Loan Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

Given under my hand and official seal this the 5th day of December, 2003.

/s/	(SEAL)
Notary Public
My Commission Expires:

GUARANTOR:

KMG CHEMICALS, INC.

		By:	/s/
		Its:	Vice President and Chief Financial Officer

STATE OF TEXAS	)
COUNTY OF HARRIS	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John V. Sobchak, whose name as Vice President and Chief Financial Officer of KMG Chemicals, Inc., a Texas corporation, is signed to the foregoing Second Amendment to Term Loan Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 5th day of December, 2003.

/s/	(SEAL)
Notary Public
My Commission Expires: